EXHBITI 10.49(b)


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO MAKER, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION. SEE ALSO SECTION 3.7 OF THIS NOTE FOR FURTHER RESTRICTIONS ON TRANSFER. THIS NOTE SHALL BE AND HEREBY IS SUBJECT TO SUBORDINATION AS SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT BETWEEN THE PAYEE AND COMERICA BANK, A COPY OF WHICH IS AVAILABLE UPON REQUEST.


                                 PROMISSORY NOTE


$255,000                                                        November 9, 2004

     FOR VALUE RECEIVED, OneSource Technologies, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Mary H. Thomason ("Payee"), in lawful money of the United States of America, the principal sum of $255,000, together with interest in arrears on the unpaid principal balance from (and including) the date hereof until (but not including) the date of payment, at the interest rate specified below, in accordance with the following terms and conditions. Payment of the principal amount of this Note will be due and payable in accordance with the payment schedule attached as Exhibit A and all accrued but unpaid interest will be due and payable annually on each anniversary of this Note. All remaining principal and/or interest due hereunder shall be due and payable on November 9, 2009 (the "Maturity Date").

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Revised Merger Agreement, dated November 9, 2004, by and between Maker and First Financial Computer Services, Inc., Robert
H. Thomason, Mary H. Thomason, Randy H. Thomason, and Jon M. Thomason (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1.   INTEREST AND RATES AND PAYMENTS

     1.1 Stated Interest Rate. Except as provided in Section 1.2 below, the principal balance outstanding hereunder shall bear interest, until fully paid, at 6.0% per annum (the "Stated Interest Rate") based on the number of days elapsed in a 365-day year.

     1.2 Default Interest Rate. The "Default Interest Rate" shall be the greater of (a) 10.0% per annum, or (b) the prime rate as published in the Wall Street Journal, plus 1.0%.

     1.3 Manner of Payment. All payments of principal and interest on this Note shall be made to the address designated by Payee. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding


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Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Arizona.

     1.4 Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

     1.5 Subordination. The indebtedness evidenced by this Note, including the principal hereof and interest hereon, is expressly subordinate and subject in right of payment to the prior payment in full of all "Senior Indebtedness," whether now outstanding or hereafter incurred. The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (a) indebtedness (other than this Note) of Maker for money borrowed from or guaranteed to individuals or other persons, firms, or corporations that engage in lending money, including, but without limitation, banks, trust companies, insurance companies, and other financing institutions and charitable trusts, pension trusts, and other investing organizations, evidenced by notes or similar obligations; (b) indebtedness of Maker evidenced by notes or debentures (other than this Note) issued under the provisions of an indenture or similar instrument between Maker and a bank or trust company; and (c) indebtedness incurred, assumed, or guaranteed by Maker in connection with the acquisition by it or a subsidiary of any property or asset intended to be leased or sold to others in the ordinary course of the business of Maker or such subsidiary; unless, in each case, by the terms of the instrument creating or evidencing the indebtedness it is expressly provided that such indebtedness is not superior in right of payment to this Note.

2.   DEFAULTS

     2.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

          (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for 15 days after Payee notifies Maker thereof in writing.

          (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator, or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

          (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator, or similar official for Maker or substantially all of Maker's properties; or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 60 days.


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          (d) If Maker fails to comply with any provision contained in the document delivered by Maker pursuant to Section 4.2(g) of the Agreement and such failure continues for 15 days after Payee notifies Maker thereof in writing.

     2.2 Effect of Event of Default. The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an "Event of Default" hereunder until the earlier of (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, is paid in full; or (b) the date on which such Event of Default is timely cured.

     2.3 Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option (a) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (b) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

3.   MISCELLANEOUS

     3.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power, or privilege under this Note will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege by Payee will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.

     3.2 Time of the Essence. Time is of the essence of this Note and each and every provision hereof.

     3.3 Amendments. No amendment, modification, change, waiver, release, or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

     3.4 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with the notice provisions set forth in the Agreement.

     3.5 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and


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

effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     3.6 Governing Law. This Note will be governed by and construed under the laws of the State of Arizona without regard to conflicts-of-laws principles that would require the application of any other law.

     3.7 Restrictions on Transfer. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker. Subject to the preceding sentence, this Note will be binding in all respects upon Maker and inure to the benefit of Payee.

     3.8 Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof' and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words "including" or "includes" do limit the preceding words or terms and the word "or" is used in the inclusive sense. Maker and Payee participated in the drafting of this Note, and Maker and Payee each had the opportunity to have this document reviewed by their respective legal counsel. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Note.



                           (Signature Page To Follow)








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     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                  ONESOURCE TECHNOLOGIES, INC.

                                  By:      /s/ Michael L. Hirschey
                                      ------------------------------

                                  Name:    Michael L. Hirschey
                                        ----------------------------

                                  Title:   CEO
                                         ---------------------------




              (Signature Page for Mary H. Thomason Promissory Note)







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                                    EXHIBIT A

                              Schedule of Payments


                               Principal Payments


                  Payment Dates                                        Amount

                  November 9, 2005                                     51,000

                  November 9, 2006                                     51,000

                  November 9, 2007                                     51,000

                  November 9, 2008                                     51,000

                  November 9, 2009                                     51,000









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